Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 10, 2021, in Amendment No. 1 to the Registration Statement (Form F-1 333-256654) and related Prospectus of D-Market Elektronik Hizmetler ve Ticaret A.Ş. for the registration of its Class B ordinary shares.

/s/ GUNEY BAGIMSIZ DENETIM VE SERBEST MUHASEBECI MALI MUSAVIRLIK A.S.
Istanbul, Turkey
June 17, 2021